                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

         This Second Amendment ("Amendment") to the Employment Agreement is made and entered into this 29th day of September, 1993 between Bally Manufacturing Corporation, a Delaware corporation with its principal office located at 8700 West Bryn Mawr Avenue, Chicago, Illinois 60631 (together with successors and assigns permitted under this Agreement, the "Company"), and Arthur M. Goldberg, who resides at 6 Kimball Circle, Westfield, New Jersey 07090 (the "Executive").

                                   WITNESSETH

         WHEREAS, the Company and the Executive have entered into an Employment Agreement as of November 1, 1990; and

         WHEREAS, the Employment Agreement has been previously amended and the Company has determined that it is in the best interest of the Company and its shareholders to further amend said Employment Agreement.

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Amendment and the Employment Agreement and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive agree to modify and amend the Employment Agreement as follows:

         1. Subsection (b) of Section 2, TERM OF EMPLOYMENT, POSITIONS AND DUTIES SHALL BE ELIMINATED AND REPLACED WITH THE FOLLOWING:

         (b) TERM. Subject to the provisions for termination otherwise included in the Employment Agreement, the term of the employment of the Executive under the Employment Agreement shall be extended from October 31, 1994 through and including October 31, 1997. Such term shall automatically be extended for an additional one (1) year period commencing on November 1, 1995 and each November 1st thereafter unless: (i) the Employment Agreement is terminated as a result of death or disability pursuant to Section 10(a) or (b) of the Employment Agreement, by the Company for cause pursuant to Section 10(c) of the Employment Agreement or voluntarily by the Executive pursuant to Section

10(f) of the Employment Agreement; or (ii) either the Company or the Executive shall give written notice to the other on or before October 1st of any year during the term of this Agreement, that the term of the Executive's employment shall be fixed for a three (3) year period commencing on the November 1st immediately succeeding such written notice, and there shall be no further automatic extensions. The term of the Employment Agreement, including the extension through October 31, 1997 and any automatic extensions hereof pursuant to this Letter Agreement is referred to as the "Term of Employment."

         2. Section 6, EXPENSE REIMBURSEMENT shall be amended by adding the following sentence to the end thereof:

         "The Executive shall be entitled to prompt reimbursement by the Company for all reasonable legal and related expenses incurred by him in connection with the preparation and approval of the Second Amendment of this Agreement.

         3. Section 8, SUPPLEMENTAL RETIREMENT BENEFIT, shall be eliminated and replaced with the following:

         8.      SUPPLEMENTAL RETIREMENT BENEFIT.

         (a) AMENDMENT OF SUPPLEMENTAL RETIREMENT BENEFIT: ESTABLISHMENT OF TRUST. Effective as of December 31, 1992, the Executive's supplemental retirement benefit is amended by causing future Company contributions to be made to a trust established by, and for, the Executive. The Executive shall establish a trust (the "Trust") on or before June 15, 1993. The Trust shall be a grantor trust, within the meaning of Sections 671 through 679 of the Code, established by the Executive, which shall receive the Company contributions for the supplemental retirement benefits provided under this Section 8.

         (b) PAYMENT OF BENEFIT. Each year that Executive is employed by the Company until age 62 and effective with the payment due for 1992, the Company shall contribute for the Executive's supplemental retirement benefit, the sum of the following amounts:

                 (i)     the amount necessary to fund the Executive's
         "Target Benefit" (determined in accordance with subsection 8(c) below) shall be paid to the Trust;

                 (ii)    the amount of the Tax Gross-Up Payment
         (determined in accordance with subsection 8(e) below) shall be paid to the Executive (or withheld for the payment of taxes on the Executive's behalf);

                 (iii) The fees of the trustee of the Executive's Trust shall be paid to the trustee of the Trust (or, if previously paid by the Executive or from the assets of the Trust, to the Executive or to the Trust to reimburse the Executive or the Trust for such expense.)

         Contributions under this subsection may be paid directly to the Executive, forwarded to the appropriate governmental taxing authority on the Executive's behalf, or paid to the Executive's Trust or the trustee of the Executive's Trust. Amounts payable for any year under this subsection 8(b) shall be calculated as of December 31, (the "Calculation Date") of such year and shall be payable on or before March 15 of the calendar year following the Calculation Date, provided, that the payment for 1992 shall be made on or before the later of the date 75 days after the execution of this Second Amendment or 30 days after the Trust is established. In addition, subsections 8(g)(ii), (iv), (v), and (vi) provide for certain additional contributions to be made in the event of the Executive's death or the termination of the Executive's employment with the Company. In such circumstances, the date of such termination shall be deemed to be a Calculation Date. When the amount so determined for any Calculation Date has been paid by the Company, the Company shall have no further obligation to provide the Executive or any other person benefits which have accrued under this Section 8 through Calculation Date.

         (c) TARGET BENEFIT. The amount of the Executive's "Target Benefit" shall be the amount calculated, as of the Calculation Date, actuarially using the individual level aggregate method and based on the actuarial assumptions contained in subsection 8(d), as necessary to provide funding for a retirement benefit payable in the form of a single life annuity commencing on the January 1 following the Executive's 62nd birthday in an annual amount equal to the excess, if any, of: (i) 50% of the average of the Executive's compensation (determined as of such Calculation Date) for any of the three highest years preceding the year in which he attains age 62 over (ii) the sum of $258,189 (relating to the supplemental retirement benefit assumed to be funded as of December 31, 1992 by previous annuity purchases) and the retirement benefit, payable in the form of a single life annuity commencing on the January 1 following the Executive's 62nd birthday, that can be provided by the value, if any, of any other retirement or similar benefits under plans or programs of the Company in which the Executive participates (but not including benefits attributable to the Executive's contributions or contributions made on the Executive's behalf pursuant to a qualified cash or deferred election under
Section 401(k) of the Internal Revenue Code and earnings thereon.) For purposes of the preceding sentence, the Executive's compensation means Base Salary plus the bonuses paid to him under Section 4 of this Agreement (both before and after the First Amendment of this Agreement.)

         (d) ACTUARY AND ACTUARIAL ASSUMPTIONS. The Company, with Executive's concurrence, shall engage, at its expense, an actuary (the "Actuary") to perform the calculations required under this Section 8. The Actuary so engaged shall perform the necessary calculations in accordance with the timetable set forth in subsection (f). The Actuary shall perform the necessary calculations using the following assumptions:

                 (i) MORTALITY: no pre-retirement mortality and post-retirement mortality based on the 1983 Individual Annuity Mortality Table for Males.

                 (ii) INTEREST: As of each Calculation Date, the interest rate used in calculating the Executive's Target Benefit for the period until the year of the Executive's 62nd birthday and the Assumed Earnings (as defined in subsection 8(d)(iii), below) for the period until the next Calculation Date shall be equal to the 7-year Treasury bond rate in effect on such Date plus 0.5%, rounded to the nearest 0.25%.

                 (iii)    ASSUMED TRUST BALANCE AND ASSUMED EARNINGS:
         As of each Calculation Date, the Actuary shall calculate the "Assumed Trust Balance" and the "Assumed Earnings" for use in its actuarial determination of the Target Benefit contribution of subsection 8(b)(i) and the Tax Gross-Up Payment. The Assumed Trust Balance for the December 31, 1992 Calculation Date is zero. For each Calculation Date thereafter, the Assumed Trust Balance shall be equal to the sum of:
         (A) the Assumed Trust Balance as of the immediately preceding Calculation Date, (B) the Target Benefit contribution made under subsection 8(b)(i) with respect to the immediately preceding Calculation Date, and (C) the Assumed Earnings on the Assumed Trust Balance since the immediately preceding Calculation Date and the Target Benefit contribution made under subsection 8(b)(i) with respect to the immediately preceding Calculation Date. The Assumed Earnings between two consecutive Calculation Dates shall be determined by applying for the period of time between such Calculation Dates, interest at the rate in effect under subsection 8(d)(ii) above on the first of such consecutive Calculation Dates to the sum of: (A) the Assumed Trust Balance as of such first Calculation Date, and (B) the Target Benefit contribution made under subsection 8(b)(i) with respect to such first Calculation Date.

         (e) TAX GROSS-UP. The Company agrees to pay to the Executive with respect to each Calculation Date, an amount (the "Tax Gross-Up Payment") such that the net benefit to the Executive after the calculation and deduction of any federal, state and local income taxes due with respect to the Company contributions required by this Section 8 and any federal excise taxes (as defined in subsection 10(g) below occurring by reason of the Company contributions described in subsection 8(g)(vi) below) will equal the required Company Target Benefit contributions of subsection 8(b)(i). In addition, the Tax Gross-Up Payment will include a gross-up for such taxes incurred by the Executive due to the Company's payment of the trustee fees described in subsection 8(b)(iii), his inclusion of the Assumed Earnings (as calculated pursuant to subsection 8(d)(iii)) for the period ending on such Calculation Date in gross income.

         Further, the portion of the Tax Gross-Up Payment attributable to federal income taxes shall be reduced by the maximum reduction in federal income taxes that could be obtained by deduction of the portion of the Tax Gross-Up payment attributable to state and local incomes taxes. Notwithstanding anything in this Agreement to the contrary, the Tax Gross-Up payment attributable to federal excise taxes shall be determined as provided in subsection 10(g) below.

         The amount of the Tax Gross-Up Payments shall be determined by the Company after consultation with the Executive's tax advisors and shall be paid to the Executive on or before the due date provided in subsection 8(g) below, in respect of which the Tax Gross-Up Payments shall be based upon tax rates and laws in effect on the Calculation Date to which such payments relate notwithstanding the fact that the payment may occur in the following calendar year.

         (f) FUNDING DETERMINATIONS AND TIMING. For each Calculation Date, a contribution shall be determined for the Executive by the Actuary. With respect to any Calculation Date corresponding to a December 31, following December 31, 1992, on or before January 31 of each year, the Company shall provide the Actuary with the data the Actuary deems necessary to calculate the contribution for such preceding year. Such data shall, to the extent necessary, include the Executive's compensation for the preceding year. The Actuary shall supply his determination of the Company contribution required to fund the Executive's benefit amount to the Company by February 28 of such year and the Company shall pay the amounts required under subsection 8(b) to or on behalf of the Executive on or prior to March 15 of such year. Contributions for December 31, 1992 shall be made on a similar timetable within 75 days of the execution of his Second Amendment. Additional contributions for Calculation Dates not corresponding to December 31 required under subsection 8(g), shall be made on a similar timetable within 75 days of such Calculation Date.

         (g)     EMPLOYMENT TERMINATION: ATTAINMENT OF AGE 62

                 (i)    AGE 62. If the Executive remains in the
         employ of the Company until the date he attains age 62, he will be entitled to a final full contribution under subsection 8(b) with respect to the Calculation Date immediately preceding such date. In addition, with respect to the Calculation Date immediately following his 62nd birthday, an additional contribution shall be made consisting of the trustee's fees and Tax Gross-Up Payment (with respect to the Assumed Earnings and trustee fees for the calendar year in which his 62nd birthday occurs) which shall be the Company's final payment on the Executive's behalf under this Section 8.

                 (ii)    DEATH. In the event the Executive's
         employment is terminated by death prior to his 62nd birthday, the Company shall make its final full contribution under Section 8 with respect to the Calculation Date coincident with or immediately preceding the date of the Executive's death. In addition, following his death prior to his 62nd birthday, an additional contribution shall be made consisting of the trustee's fees and Tax Gross-Up Payment (with respect to the Assumed Earnings and the trustee fees for the period from such Calculation Date until the date of the Executive's death which shall be the Company's final payment on the Executive's behalf under this Section 8).

                 (iii) DISABILITY. In the event the Executive's employment is terminated due to Disability prior to his 62nd birthday, the Executive shall continue to be entitled to supplemental retirement benefits under this Section 8 as if his employment had not terminated as provided in subsections 10(b)(v) and (vii), below.

                 (iv)    TERMINATION FOR CAUSE. In the event the
         Executive's employment is terminated for Cause prior to his 62nd birthday, the Company shall make no further contributions or payments pursuant to this Section 8.

                 (v) TERMINATION WITHOUT CAUSE. Upon termination of the Executive's employment pursuant to subsection 10(d) below, the Company shall make its full contribution under this Section 8 with respect to the Calculation Date immediately preceding such date of termination. In addition, the Company shall immediately make an additional contribution under subsection 8(b), which will equal the sum of the following amounts:

                          (A) an amount equal to three times the amount of the Target Benefit portion (under subsection 8(b)(i) above) of the contribution provided as of the Calculation Date immediately prior thereto; provided, however, that the sum of the benefit provided by such additional contribution (under this clause (A)) and the benefits provided by the Assumed Trust Balance as of the date of such termination shall not exceed the retirement benefit provided under subsection 8(c) above.

                          (B) the amount of the trustee's fees (with respect to the period from such Calculation Date until the date of the Executive's termination of employment), and

                          (C) the amount of the Tax Gross-Up Payment (with respect to the contribution described in clause (A), above, the Assumed Earnings and the trustee fees for the period from such Calculation Date until the date of the Executive's termination of employment).

         The contribution described in the preceding sentence shall be the Company's final payment on the Executive's behalf under this Section 8.

                 (vi)      TERMINATION WITHOUT CAUSE FOLLOWING A CHANGE
         IN CONTROL. Upon termination of the Executive's employment pursuant to subsection 10(e) below, the Company shall make its full contribution under this Section 8 with respect to the Calculation Date immediately preceding such date of termination. In addition, the Company shall immediately make an additional contribution under subsection 8(b) which shall equal the sum of the following amounts:

                          (A) the amount which, together with the Assumed Trust Value as of the date of termination (but not including annuities purchased for the Executive under Section 8 of the Agreement prior to this Second Amendment), shall provide the Executive a retirement annuity equal to the Target Benefit provided under subsection 8(c), above, commencing on the January 1 following his 62nd birthday,

                          (B) the amount of the trustee's fees (with respect to the period from such Calculation Date until the date of the Executive's termination of employment), and

                          (C) the amount of the Tax Gross-Up Payment (with respect to the contribution described in clause (A), above, the Assumed Earnings and the trustee fees for the period from such Calculation Date until the date of the Executive's termination of employment).

         The contribution described in the preceding sentence shall be the Company's final payment on the Executive's behalf under this Section 8.

                 (vii) VOLUNTARY TERMINATION. In the event of the Executive's voluntary termination of employment prior to his 62nd birthday (as described in subsection 10(f) below), the Company shall make its final payment under this Section 8 with respect to the Calculation Date coinciding with or immediately preceding the date of his employment termination.

         (h) FUNDING. All benefits paid under this Section 8 shall be paid on an annual basis from the general assets of the Company either directly to the Executive, forwarded to the appropriate governmental taxing authority on the Executive's behalf, to the Executive's Trust or the trustee of the Executive's Trust.

         (i) INTERESTS NOT TRANSFERABLE. The interests of the Executive under this Section 8 are not subject to the claims of his creditors and may not be voluntarily or involuntarily transferred, assigned, alienated or encumbered.

         (j) EFFECT ON OTHER BENEFIT PLANS. Amounts credited or paid under this Section 8 shall not be considered to be compensation for the purposes of calculating benefits under any other employee benefit plans maintained by the Company. The treatment of such amounts under any other employee benefit plan shall be determined pursuant to the provisions of such plan.

         4. Section 10, TERMINATION OF EMPLOYMENT shall be revised effective December 31, 1992 in order to make it consistent with changes made to
Section 8, SUPPLEMENTAL RETIREMENT BENEFIT by this Second Amendment as follows:

                          A. By substituting the following for subsection 10(a)(vi):
                          "(vi) contributions required to be paid pursuant to
                 subsection 8(g)(ii), above; and"

                          B. By substituting the word "contributions" for the phrase "annuity purchases" where it appears in subsection 10(b)(v).

                          C. By substituting the following for subsection 10(b)(vii):
                          "(vii) any contributions required to be made as of
                 any Calculation Date prior to the termination of the Executive's employment due to Disability pursuant to subsection 8(b), above, but not made at the time of his termination of employment; and"

                          D. By substituting the phrase "supplemental retirement program" for the phrase "annuity program" in subsection 10(d)(iv).

                          E. By substituting the following for subsection 10(d)(vi):
                          "(vi) any contributions required to be made with
                 respect to any Calculation Date prior to termination of the Executive's employment pursuant to subsection 8(b), above, but not made at the time of his termination of employment, plus the contributions required to be made pursuant to subsection 8(g)(v), above; and

                          F. By substituting the phrase "supplemental retirement program" for the phrase "annuity program" in subsection 10(e)(iii).

                          G. By substituting the following for subsection 10(e)(v):
                          "(v) any contributions required to be made with
                 respect to any Calculation Date prior to termination of the Executive's employment pursuant to subsection 8(b), above, but not made at the time of his termination of employment, plus the contributions required to be made pursuant to subsection 8(g)(vi);"

                          H. By substituting the phrase "subsection 10(e)(iii)" for the phrase "subsection 8(e)(iii)" in both places it appears in penultimate sentence of subsection 10(e).

                          I. By substituting the following for subsection 10(f)(iv):
                          "(iv) any contributions required to be made with
                 respect to any Calculation Date prior to termination of the Executive's employment pursuant to subsection 8(b), above but not made at the time of his termination of employment; and"

         5. Section 21, BENEFICIARIES/REFERENCES shall be amended by substituting the phrase "the Trust specified in Section 8" for the phrase "the annuity contract specified in Section 8".

         All terms of the Employment Agreement, as amended through the First Amendment thereto, not specifically amended herein shall remain in full force and effect.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                                BALLY MANUFACTURING CORPORATION

Attest: /s/ Carol DePaul                        By: /s/ Lee Hillman
        ------------------                          -------------------------------

                                                    /s/ Arthur M. Goldberg
                                                -----------------------------------
                                                Arthur M. Goldberg, as the Executive

                                                Acknowledged and Approved by the
                                                Compensation and Stock Option Committee of
                                                the Board of Directors

Attest: /s/ Susan R. Rehorst                    By: /s/ Ted Halkyard
       ---------------------                        ------------------------------
                                                       Chairman

                                                Agreed to and guaranteed by Bally's Park Place:

Attest: /s/ Dennis P. Venuti                    By: /s/ Wallace R. Barr
       ---------------------                        ------------------------------
       Secretary                                      President